Exhibit 8(f)
                    Amendment No. 1 dated March 15, 2000 to
         Participation Agreement - Variable Insurance Products Fund III

                   Amendment No. 1 to Participation Agreement

Western Reserve Life Assurance Co. of Ohio, Variable Insurance Products Fund III and Fidelity Distributors Corporation, hereby amend their Participation Agreement, dated June 14, 1999 and as subsequently amended, by doing all of the following:

I.       Adding the following sentence to section 1.1:

         Beginning within three months of the effective date of this Amendment, the Company agrees that all order for the purchase and redemption of Fund shares on behalf of the Accounts will be placed by the Company with the Funds or their transfer agent by electronic transmission.

II.      Replacing section 2.5 in its entirety with the following:

                2.5. (a) With respect to Initial Class shares, the Fund currently does not intend to make any payments to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act or otherwise, although it may make such payments in the future. The Fund has adopted a "no fee" or "defensive" Rule 12b-1 Plan under which it makes no payments for distribution expenses. To the extent that it decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a board of trustees, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

                           (b) With respect to Service Class shares and Service Class 2 shares, the Fund has adopted Rule 12b-1 Plans under which it makes payments to finance distribution expenses. The Fund represents and warrants that it has a board of trustees, a majority of whom are not interested persons of the Fund, which has formulated and approved each of its Rule 12b-1 Plans to finance distribution expenses of the Fund and that any changes to the Fund's Rule 12b-1 Plans will be approved by a similarly constituted board of trustees.

III.     Replacing section 5.3 in its entirety with the following:

                5.3. The Company shall bear the expenses of distributing the Fund's prospectus and reports to owners of Contracts issued by the Company. The Fund shall bear the costs of soliciting Fund proxies from Contract owners, including the costs of mailing proxy materials and tabulating proxy voting instructions, not to exceed the costs charged by any service provider engaged by the Fund for this purpose. The Fund and the Underwriter shall not be responsible for the costs of any proxy solicitations other than proxies sponsored by the Fund.

IV.      Replacing Schedule A with the Revised Schedule A, attached.


IN WITNESS WHEREOF, each party has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of March 15, 2000.

WESTERN RESERVE LIFE
ASSURANCE CO. OF OHIO                       VARIABLE INSURANCE PRODUCTS FUND III


By:    /s/ William H. Geiger                By:    /s/ Kevin J. Kelly
Name:  William H. Geiger                    Name:  Kevin J. Kelly
Title: Senior Vice President and            Title: Vice President
       Secretary

                                            FIDELITY DISTRIBUTORS CORPORATION


                                            By:    /s/ Robert C. Pozen
                                            Name:  Robert C. Pozen
                                            Title: Senior Vice President

                               Revised Schedule A
                               ------------------

                   Separate Accounts and Associated Contracts
                   ------------------------------------------

NAME OF SEPARATE ACCOUNT AND                  POLICY FORM NUMBERS OF CONTRACTS
DATE ESTABLISHED BY BOARD OF DIRECTORS        FUNDED BY SEPARATE ACCOUNT
--------------------------------------        --------------------------


WRL SERIES LIFE ACCOUNT (EST. JULY 16, 1985)
--------------------------------------------

Product:                                      Form Number:
WRL Freedom Equity Protector (FEP)            VLB.01.07.89
WRL Freedom Financial Builder (FFB)           VL03
WRL Freedom Elite                             VL90
WRL Freedom Navigator
         Single Life Product                  VL10
         Joint Second-to-Die Product          VL20
WRL Freedom SP Plus                           VLS.03.02.90
The Equity Protector


WRL SERIES ANNUITY ACCOUNT (EST. APRIL 12, 1988)
------------------------------------------------

Product:                                      Form Number:
WRL Freedom Attainer                          VA00010 w/ Schedule Page VA00010-A
WRL Freedom Bellwether                        VA00010 w/ Schedule Page VA00010-B
WRL Freedom Conqueror                         VA00010 w/ Schedule Page VA00010-C
WRL Freedom Variable Annuity                  VA.02.06.88
WRL Freedom Wealth Creator                    VA16
WRL Freedom Enhancer                          VA25
WRL Freedom Premier                           WL18
WRL Freedom Access                            WL17